UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 21, 2016, Fluor Corporation (the “Corporation”), entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Citibank, N.A., London Branch, as paying agent, under the indenture, dated as of September 8, 2011 (the “Base Indenture”), by and between the Corporation and the Trustee, as previously amended and supplemented by a second supplemental indenture, dated as of June 22, 2012 (the “Second Supplemental Indenture” and together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), by and between the Corporation and the Trustee, in connection with the offer and sale of €500 million aggregate principal amount of the Corporation’s 1.750% Senior Notes due 2023 (the “Notes”).

The Corporation will pay interest annually on the Notes on each March 21, beginning on March 21, 2017. The Notes will mature on March 21, 2023.  The Corporation may, at any time prior to December 21, 2022, redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium described in the Fourth Supplemental Indenture.  On or after December 21, 2022, the Corporation may redeem the Notes at par, plus accrued and unpaid interest. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any taxing authority in the United States, the Corporation becomes or will become obligated to pay additional amounts with respect to the Notes, then the Corporation may at any time redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to the date fixed for redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Fourth Supplemental Indenture), unless the Corporation has already exercised its option to redeem the Notes, the Corporation will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

The Notes are subject to the covenants in the Indenture, which include restrictions on liens and restrictions on sale and leaseback transactions as set forth in the Fourth Supplemental Indenture. The Notes contain covenants substantially similar to our 3.375% notes due 2021 and our 3.500% notes due 2024.

The Corporation intends to apply to list the Notes on the New York Stock Exchange (the “NYSE”).  The Corporation expects trading in the Notes on the NYSE to begin within 30 days after the original issue date.

The Indenture contains customary events of default, including: (a) the failure to pay interest on any Note for 30 days after the interest becomes due; (b) the failure to pay principal or premium, if any, on any Note when it becomes due; (c) the Corporation’s failure to perform, or its breach of, any other covenant in the Indenture for 90 days after written notice thereof; and (d) the occurrence of a specified event of bankruptcy, insolvency or reorganization involving the Corporation.

If an event of default occurs and is continuing with respect to the Notes, except if the principal has already become due and payable, the Indenture provides that the principal will become due and payable immediately upon written notice to the Corporation by the Trustee or a holder of not less than 25% in aggregate principal amount of the Notes. If at any time after the principal of the Notes has been so declared due and payable (and before any judgment or decree for the payment of the amounts due shall have been obtained or entered), and upon satisfaction of the conditions set forth in the Indenture, the holders of a majority of the aggregate principal amount of the Notes may waive all defaults and rescind and annul such declaration and its consequences.

The above summary of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Second Supplemental Indenture and the Fourth Supplemental Indenture, which are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and are incorporated herein by reference.  A copy of the Fourth Supplemental Indenture is filed herewith as Exhibit 4.3 and shall be deemed to be incorporated by reference as an exhibit to the Corporation’s Registration Statement on Form S-3 (File No. 333-205965).

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01.  Other Events.

In connection with the offering and sale of the Notes, the Corporation is also filing herewith the following exhibit to its Registration Statement on Form S-3 (Registration No. 333-205965): Opinion of Jones Day regarding the validity of the Notes.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1	Base Indenture dated September 8, 2011 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on September 8, 2011).
4.2	Second Supplemental Indenture dated June 22, 2012 (incorporated by reference to Exhibit 4.2 to the registrant’s Form S-3ASR filed on June 22, 2012).
4.3	Fourth Supplemental Indenture dated March 21, 2016.
5.1	Opinion of Jones Day regarding the validity of the Notes.
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2016	FLUOR CORPORATION

	By:	/s/ Biggs C. Porter
Biggs C. Porter
Executive Vice President and Chief
Financial Officer

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
4.1	Base Indenture dated September 8, 2011 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on September 8, 2011).
4.2	Second Supplemental Indenture dated June 22, 2012 (incorporated by reference to Exhibit 4.2 to the registrant’s Form S-3ASR filed on June 22, 2012).
4.3	Fourth Supplemental Indenture dated March 21, 2016.
5.1	Opinion of Jones Day regarding the validity of the Notes.
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).